UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 25, 2010, Bruker Corporation (the “Company”) received a letter from Nasdaq indicating that, as a result of an independent director’s resignation from the Audit Committee of the Company’s Board of Directors (the “Board”), the Company was not in compliance with Nasdaq Listing Rule 5605(c)(2), which requires the Company to have at least three independent directors on its Audit Committee. As further previously reported, on April 1, 2010 following such director’s resignation from the Board, the Company received a letter from Nasdaq indicating that the Company also was not in compliance with Nasdaq Listing Rule 5605(b)(1), which requires that a majority of the Board be comprised of independent directors.  On July 30, 2010, the Board elected Charles F. Wagner, Jr. to serve as an independent director of the Company and he was also appointed to serve on the Audit Committee.  On August 2, 2010, the Company received a letter from Nasdaq stating that the Company has regained compliance with Listing Rule 5605 and that this matter is now closed.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Election of New Director

On July 30, 2010, the Board of Directors elected Charles F. Wagner, Jr. to fill the vacancy on the Board, effective August 2, 2010.  Mr. Wagner will serve as a Class II director for a term expiring at the Company’s 2011 Annual Meeting of Stockholders.  Mr. Wagner was also appointed to serve on the Audit Committee.

Mr. Wagner served as Vice President and Chief Financial Officer of Millipore Corporation, a global provider of products and services in the life science tools market, from 2007 until July 2010.  Mr. Wagner joined Millipore in 2002 and from 2003 to 2007 served as Vice President, Strategy and Corporate Development.  From 1997 to 2002, he served in various roles at Bain & Company after having served as Manager, Accounting Analysis, at Millipore from 1995 to 1996 and as Manager at Coopers & Lybrand from 1990 to 1995. Mr. Wagner holds a B.S. from Boston College and a M.B.A. from Harvard Business School. Mr. Wagner is also a director and member of the Audit Committee of Bruker Energy & Supercon Technologies, Inc., a wholly-owned subsidiary of the Company.

Mr. Wagner’s compensation for his services as a director will be consistent with that of the other non-employee directors at the Company, as described in the Company’s definitive proxy statement with respect to its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2010. There are no other arrangements or understandings between Mr. Wagner and any other person pursuant to which he was elected as a director, and Mr. Wagner is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Wagner’s appointment is attached to this report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)                  Exhibits

Number	Description

99.1	Press release dated August 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: August 3, 2010	By:	/s/ Frank H. Laukien
Frank H. Laukien, Ph.D.
President and Chief Executive Officer